                                                                    EXHIBIT 23.1

                                CONCORD EFS, INC.
                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in this Annual Report (Form 10-K) of Concord EFS, Inc. and subsidiaries of our report dated February 19, 2002, included in the 2001 Annual Report to Stockholders of Concord EFS, Inc.

We consent to the incorporation by reference in the Registration Statements (Form S-4 No. 333-81162; Form S-8: Nos. 33-60871, 333-74213, 333-74215 and
333-56066) of Concord EFS, Inc. and subsidiaries and in the related Prospectuses of our report dated February 19, 2002, with respect to the consolidated financial statements of Concord EFS, Inc. and subsidiaries incorporated by reference in this Annual Report (Form 10-K) for the year ended December 31, 2001.

                                                           /s/ ERNST & YOUNG LLP

Memphis, Tennessee
February 19, 2002